                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549


                                  Form 8-K


                               CURRENT REPORT

                          Pursuant to Section 13 of
                     the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) April 16, 1998

                            Owens-Illinois, Inc.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


      Delaware                     1-9576                 22-2781933
   ---------------               -----------         -------------------
   (State or other               (Commission             (IRS Employer
   jurisdiction of                File No.)          Identification No.)
   incorporation)


      One SeaGate, Toledo, Ohio                              43666
--------------------------------------------------------------------------------
   (Address of principal executive offices)               (Zip code)

      Registrant's telephone number,
        including area code:                             419-247-5000

Item 5.  Other Events.

On March 1, 1998, Owens-Illinois, Inc. (the "Company") signed a definitive agreement to acquire the worldwide glass and plastics packaging businesses of BTR plc ("BTR") in an all cash transaction valued at approximately $3.6 billion. The Company filed a Current Report on Form 8-K on March 2, 1998 (amended by Form 8-K/A filed on March 4, 1998), which set forth under Item 5, "Other Events," the press release announcing the agreement along with certain financial and statistical information about the businesses to be acquired.

The acquisition is subject to regulatory approvals. Although there can be no assurance of these approvals, the Company believes that the approvals will be obtained and that the acquisition will close later in the second quarter of 1998.

The Company is filing herewith the financial statements of the business to be acquired as required by Item 7 (a), the pro forma financial information as required by Item 7 (b) and, as Exhibit 2.1, the definitive acquisition agreement as required by Item 7 (c).

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

     Audited combined financial statements of BTR Packaging (as defined in Note 1 to the financial statements) for the years ended December 31, 1995, 1996 and 1997.

     -  Report of Independent Auditors - Ernst & Young
     -  Combined Profit and Loss Statements
     -  Combined Balance Sheets
     -  Combined Statements of Cash Flows
     -  Notes to and Forming Part of the Combined Financial Statements

(b)  Unaudited pro forma financial information.

     -  Pro Forma Condensed Consolidated Balance Sheet at December 31, 1997
     - Pro Forma Condensed Consolidated Statement of Results of Operations for the year ended December 31, 1997
     -  Notes to Pro Forma Condensed Consolidated Financial Statements

(c)  Exhibits.

     2.1 - Share Disposition Agreement among BTR plc, Owens-Illinois, Inc. and the Other Parties Named Herein dated as of 1 March 1998

     23.1 - Consent of Ernst & Young, Melbourne, Australia

                                SIGNATURES

      Pursuant to the requirements of the Securites Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   OWENS-ILLINOIS, INC.


                                   By   /s/  Lee A. Wesselmann
                                        ---------------------------
                                        Senior Vice President and
                                         Chief Financial Officer
                                       (Principal Financial Officer)



Dated:   April 16, 1998

                   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of

BTR plc.

We have audited the accompanying combined balance sheets of BTR Packaging (as defined in Note 1) as of December 31, 1995, 1996 and 1997 and the related combined statements of profit and loss and cash flows for the three years ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above, present fairly, in all material respects, the financial position of BTR Packaging at December 31, 1995, 1996 and 1997 and the results of their operations and their cash flows for the years ended December 31, 1995, 1996 and 1997 in conformity with Australian Accounting Standards.

As discussed in Note 1 to the combined financial statements, in 1995 BTR Packaging changed its methods of accounting for goodwill amortization.

Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States. The application of the generally accepted accounting principles in the United States would have affected the determination of combined operating profit for the years ended December 31, 1995, 1996 and 1997 and the determination of the combined divisional owners equity at December 31, 1995, 1996 and 1997 to the extent summarized in Note 31 to the financial statements.




/s/ ERNST & YOUNG
------------------------
ERNST & YOUNG
Chartered Accountants

Melbourne, Australia
April 7, 1998

BTR Packaging
COMBINED PROFIT AND LOSS STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
(in millions of Australian dollars)
------------------------------------------------------------------------------
                                    Notes        1997        1996        1995
                                    -----------------------------------------
Revenue                               2       2,207.4     2,149.5     2,089.3
=============================================================================

Operating profit before interest,
  abnormal items and income tax                 366.8       359.9       427.1
Net interest (revenue)/expense                   74.0       123.3        82.3
-----------------------------------------------------------------------------
Operating profit before abnormal
  items and income tax                2         292.8       236.6       344.8
Abnormal items before income tax      3          38.6        30.0        --
-----------------------------------------------------------------------------
Operating profit before income tax              254.2       206.6       344.8
Income tax attributable to
  operating profit                    4         138.1        96.1       148.1
-----------------------------------------------------------------------------
Operating profit/(loss) after
  income tax                                    116.1       110.5       196.7
Outside equity interests in
  operating profit/(loss) after
  income tax                                     (9.5)        1.2         1.1
-----------------------------------------------------------------------------
Operating profit/(loss) after
  income tax attributable to
  owners of the economic entity                 125.6       109.3       195.6
=============================================================================






        The accompanying notes form part of these financial statements.

BTR Packaging
COMBINED BALANCE SHEETS
DECEMBER 31, 1997, 1996 AND 1995
(in millions of Australian dollars)
------------------------------------------------------------------------------
                                    Notes        1997        1996        1995
                                    -----------------------------------------
Current assets
  Cash                                          411.4       214.1       369.1
  Receivables                          5      3,592.2     3,437.0     2,919.6
  Inventories                          6        459.0       396.8       409.1
  Other                                7          0.0         0.0         0.0
-----------------------------------------------------------------------------
Total current assets                          4,462.6     4,047.9     3,697.8

Non-current assets
  Receivables                          8         13.9         8.7         4.5
  Investments                          9        176.6       140.1       117.9
  Property, plant and equipment       10      1,845.3     1,748.1     1,709.2
  Intangibles                         11      2,021.5     2,062.0     2,162.0
  Other                               12         33.0        41.7        38.5
-----------------------------------------------------------------------------
Total non-current assets                      4,090.3     4,000.6     4,032.1
-----------------------------------------------------------------------------
Total assets                                  8,552.9     8,048.5     7,729.9
=============================================================================

Current liabilities
  Accounts payable                    13        312.0       290.0       321.7
  Borrowings                          14      3,195.9     2,918.3     2,734.6
  Provisions                          15        296.2       102.3        78.4
-----------------------------------------------------------------------------
Total current liabilities                     3,804.1     3,310.6     3,134.7

Non-current liabilities
  Accounts payable                    16          1.0         1.2         3.1
  Borrowings                          17      1,256.4     1,520.0       217.0
  Provisions                          18        168.0       156.7       143.1
-----------------------------------------------------------------------------
Total non-current liabilities                 1,425.4     1,677.9       363.2
-----------------------------------------------------------------------------
Total liabilities                             5,229.5     4,988.5     3,497.9
=============================================================================
Net assets                                    3,323.4     3,060.0     4,232.0
=============================================================================
Division owners' equity
  Owners' equity attributable to
    owners of the Division                    3,265.8     3,002.1     4,172.3
  Outside equity interests in
    controlled entities                          57.6        57.9        59.7
-----------------------------------------------------------------------------
Total Division owners' equity         19      3,323.4     3,060.0     4,232.0
=============================================================================

        The accompanying notes form part of these financial statements.

BTR Packaging
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
(in millions of Australian dollars)
------------------------------------------------------------------------------
                                    Notes        1997        1996        1995
                                    -----------------------------------------
Cash flows from operating activities
  Receipts from customers                     2,040.7     1,991.9     1,989.3
  Payments to suppliers and employees        (1,443.6)   (1,426.4)   (1,713.8)
  Distributions received                         11.1        11.3        10.7
  Interest received                               8.1         7.3         5.0
  Interest paid                                 (82.1)     (130.6)      (87.3)
  Income tax paid                              (122.1)      (61.8)     (121.4)
-----------------------------------------------------------------------------
Net cash provided by operating
  activities                        27(b)       412.1       391.7        82.5

Cash flows from investing activities
  Proceeds on sale of other non-
    current assets                                9.5         2.9        12.2
  Payments for other non-current
    assets (including capitalized
    interest)                                  (261.2)     (294.4)     (312.0)
  Acquisition of businesses         27(c)         --        (21.8)      (27.9)
-----------------------------------------------------------------------------
Net cash used in investing activities          (251.7)     (313.3)     (327.7)

Cash flows from financing activities
  Proceeds from issue of shares to
    outside equity interests                      --          --          3.3
  Advances from related companies               444.3       743.3       445.2
  Advances to related companies                (553.5)     (979.9)     (253.8)
  Movement in equity                            116.6    (1,280.5)      (95.7)
  Proceeds from borrowings                    3,351.7     1,579.7       383.7
  Repayments of borrowings                   (3,420.0)     (260.4)     (150.7)
-----------------------------------------------------------------------------
Net cash used in financing activities           (60.9)     (197.8)      332.0

Net increase/(decrease) in cash                  99.5      (119.4)       86.8
Cash at beginning of the
  financial year                                118.7       222.7       125.7
Exchange movement                                15.1        (0.2)       (1.4)
Cash acquired                       27(c)         --         15.6        11.6
-----------------------------------------------------------------------------
Cash at the end of the
  financial year                    27(a)       233.3       118.7       222.7
=============================================================================



        The accompanying notes form part of these financial statements.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
1.  Statement of Accounting Policies

Basis of Preparation

These general purpose combined financial statements have been prepared in accordance with applicable Australian Accounting Standards and other Australian mandatory professional reporting requirements (Urgent Issues Group Consensus Views). The BTR Packaging economic entity consists of the business activities of BTR plc within the industry and geographic segments described in note 26. BTR plc is a publicly listed company incorporated in the UK. A list of the entities included in the economic entity are detailed in note 23. The combined financial statements have been prepared on the accrual basis of accounting including the historical cost convention and the going concern assumption. All intra BTR Packaging trading has been eliminated. Financial information has been derived from the accounting records of the units which will form part of BTR Packaging.

The preparation of these combined financial statements reflect the following assumptions.

i) A restructure of the economic entity has been achieved by transferring out of the economic entity those subsidiaries and divisions which are not to be part of the on-going packaging business and transferring in subsidiaries and divisions which are to be part of the new economic entity. The transfers are assumed to be at the historical cost to the BTR plc group and have been accounted for on the basis that they were excluded from or included in, the new structure as if that restructure had occurred at 31 December 1994. The offsetting entry reflecting the net change in investment has been booked to the "Division equity". It should be noted that the ultimate restructure may result in a different movement in the cost of investments due to different values being ascribed to the subsidiaries at the actual time of transfer.

ii) Businesses ceased or disposed which were not related to businesses carried on by BTR Packaging during the three year period have been treated as if they were disposed at 31 December 1994 and businesses acquired during the period from outside the BTR plc group have been accounted for from the date control was acquired.

The adjustments to the combined financial statements that have been made are as follows:

a) To remove a 1% head office charge and to replace it with an appropriate allocation of actual head office expenses; the determination of such amounts was made by reference to specific costs, turnover and geographic location. In the opinion of management, these allocation methods are reasonable.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

b)  To push down into the accounts of the economic entity:

     -- Goodwill and other identifiable intangible assets of BTR Packaging that arise on consolidation at higher levels in the BTR plc consolidation process; and
     -- Revaluations and adjustments of BTR Packaging land, buildings, quarries, plant and equipment to reflect cost to the BTR plc group that arise on consolidation at higher levels in the BTR plc group consolidation.

c) Certain assets and liabilities of the legal entities which form part of the economic entity have been excluded from the combined financial statements because they do not form part of BTR Packaging.

Design and pre-production costs on major collaborative projects

Design and pre-production costs on collaborative projects are capitalized and disclosed under other non-current assets in the cases where future benefits are expected to arise.

Valuation of Inventories

Raw materials, work in progress, finished goods and stock in transit are valued at the lower of cost and net realizable value. Cost comprises the actual cost of raw materials and an applicable portion of labor and manufacturing overheads for work in progress and finished goods.

Derivative Financial Instruments

The economic entity enters into a variety of derivative financial instruments to manage its exposure to interest rate and foreign exchange rate risk, including forward foreign exchange contracts, forward interest rate contracts and interest rate swaps.

Exchange differences on specific forward foreign exchange contracts to hedge the purchase or sale of specific goods or equipment are deferred and included within the cost of the underlying asset. Gains or losses on general hedges are included in the determination of foreign exchange gains or losses in the period in which they arise. Gains and losses on interest rate swaps are included in the determination of interest expense.

Equity accounting

As associate is an entity (other than a partnership) in which the economic entity exercises significant influence but not control. The carrying amount of investments in associates is calculated using the equity method of accounting where the cost of the investment is increased or decreased to

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
recognize the investor's share of the post-acquisition profits or losses and other changes in net assets of the associate.

The investor's share of the post acquisition profits or losses (after tax and including extraordinary items) of the associate is included in the combined profit and loss account of the investor as revenue.

Foreign currencies

Foreign currency transactions are converted at rates of exchange in effect when transactions took place. Receivables and payable denominated in foreign currencies are converted at exchange rates ruling at balance date except where forward exchange contracts are held, in which case contract settlement rates are used. Exchange gains and losses have been brought to account in determining operating profit for the year. On combination exchange differences on loans denominated in foreign currency, which hedge a net investment in a controlled overseas entity, are transferred to the foreign currency fluctuation reserve. Balance sheets of controlled overseas entities are converted at exchange rates ruling at Balance date and profit and loss statements are converted at average exchange rates for the year. Unrealized gains and losses on conversion of the accounts of controlled overseas entities are taken direct to foreign exchange fluctuation reserve.

Fixed assets

Plant consists of purchases, commissioning, installation costs and in respect of major additions, interest expense incurred prior to commencement of production. Depreciation charges are made from the time when an asset is first put into use or the date of acquisition of controlled entities and also from the effective dates of any revaluations.

Depreciation charges are made on a straight-line basis to provide for the write off of cost or subsequent valuation of fixed assets, with the exception of land, to estimated residual values, over the estimated useful life of the assets concerned. Costs of improving leasehold properties are amortized over the period of the lease.

Carrying amount of non-current assets

The Directors have considered the carrying amounts of non-current assets and are satisfied that these amounts do not exceed the net amount expected to be recovered through cash inflows and outflows arising from the continued use and subsequent disposal of these assets. In determining recoverable amounts, expected net cash flows have not been discounted to present value. Revaluations of non-current assets are not made in accordance with a regular policy of revaluation.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Sales revenue

Sales revenue represents the invoiced value of goods supplied excluding sales taxes and intercompany transactions. Income from sales is recognized at the time of shipping products to customers.

Change in Accounting Policy -- Goodwill Amortization

Purchased goodwill and goodwill on consolidation, representing the difference between the cost of investments and the fair value of net assets acquired, are amortized on a straight-line basis against operating income over a period of 20 years. The method of amortization changed on 25 August 1995 from the discounted method [see (i)] to the straight-line method [(see (ii) below].

(i)  Goodwill on acquisitions prior to 25 August 1995

     The consideration for the purchase of a business recognizes the future benefits accruing from the acquisition. The portion of these benefits attributable to goodwill, and expected during each of the next succeeding 20 years, is identified at acquisition. The carrying amount of goodwill represents the discounted value of these future benefits. At each year end the discounted value of the remaining benefits is calculated and the difference in discounted value from year to year is amortized. At each year end the remaining expected benefits are reviewed and adjusted where the benefits initially expected are no longer probable. The amortization expense for 1995 using the discount method amounted to A$31.2 million. The amortization expense in 1995 on a straight-line basis would have amounted to A$44.0 million.

(ii) Goodwill on acquisitions after 25 August 1995

     In accordance with Urgent Issues Group Abstract 5, goodwill on acquisitions after 25 August 1995 is systematically amortized against operating income on a straight-line basis. The unamortized balance of goodwill is reviewed at year end and charged to the profit and loss account to the extent that future benefits are not longer probable.

Partnerships

Investments in partnerships which are not controlled are carried at cost and adjusted by the economic entity share of the movement in the net assets of the partnership. The economic entity interest in the net profit of the partnership is brought to account as it is earned. The investment is accounted for using equity accounting principles.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Employee benefits

Provision is made for benefits (including on-costs) accruing to employees in respect of wages and salaries, annual leave, long service leave, sick leave and other entitlements when it is probable that settlement will be required and is capable of being measured reliably.

Provisions made in respect of wages and salaries, annual leave, long service leave, sick leave and other employee entitlements expected to be settled within 12 months, are measured at their nominal values.

Provisions made in respect of long service, sick leave and other employee entitlements which are not expected to be settled within 12 months are measured as the present value of the estimated future cash outflows to be made by the economic entity in respect of services provided by employees up to the reporting date. Employers and employees contribute to superannuation funds which provide benefits to employees or dependents on retirement, disability or
death.   Contributions to these funds are charged against income.

Rounding of amounts and currency

Amounts in the combined financial statements have been rounded off to the nearest tenth of a million dollars. Where the amount is A$50,000 or less, this is indicated by a dash unless specifically stated otherwise. Unless otherwise stated the combined financial statements are presented in Australian dollars.

Taxation

The economic entity uses the liability method of tax effect accounting. Provision is not made for additional taxation which may be payable of profits retained by overseas entities were distributed as the undistributed earnings are considered to be indefinitely reinvested. No provision has been made for capital gains tax which may arise in the event of sale of revalued assets as no decision has been made to sell any of these assets. Future income tax benefits relating to tax losses are brought to account as an asset only when their recovery is virtually certain.

Tradenames

The Directors consider tradenames to be separately identifiable assets which do not diminish in value over time and accordingly no amortization is necessary. The carrying value of trade names are reviewed as part of the Directors annual assessment of all non current assets.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

2.  Operating Profit

The operating profit before abnormal items and income tax includes the following items of revenue and expense:

                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)

Revenue
  Sales revenue                               2,048.6     2,051.7     2,015.3
  Other operating revenue
    Interest -- non-related parties               8.1         7.3         5.0
    Interest -- related parties                  87.3        66.7        54.9
    Income from associated companies              6.0         2.5         2.8
    Income from partnerships                     12.5        15.9         9.1
    Proceeds from sales of non-current assets    44.9         5.4         2.2
-----------------------------------------------------------------------------
  Total other operating revenue                 158.8        97.8        74.0
-----------------------------------------------------------------------------
Total operating revenue                       2,207.4     2,149.5     2,089.3
=============================================================================

Expense
  Audit and accountancy                           1.5         1.9         2.2
  Borrowing costs
    Interest -- non-related parties             129.2       114.7        72.4
    Interest -- related parties                  40.2        82.5        69.8
  Bad and doubtful debts
    Bad trade debts written off                   --          0.5         0.2
    Provision for doubtful trade debts            0.3         0.1         0.2
  Depreciation of property, plant and
    equipment                                   213.1       208.0       193.4
  Amortization of leased property,
    plant and equipment                           3.1         3.5         3.5
  Amortization of goodwill                      108.3       106.1        31.2
  Net exchange loss/(gain) on foreign
    currency transactions                        (3.1)        0.3         2.8
  Research and development costs                  3.7         4.5         3.1
  Operating lease rental                         40.2        39.6        50.9
  Provision for employee entitlements            21.3        20.7        20.2
  Superannuation                                 16.0        14.8        13.5

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

3.  Abnormal items

                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)

Reorganization & restructure costs
  incurred and provided for                       5.0        20.6         --
Applicable income tax credit                     (1.8)       (7.4)        --
-----------------------------------------------------------------------------
                                                  3.2        13.2         --
=============================================================================

Provision for writedown of assets
  incurred and provided for                      15.0         9.4         --
Applicable income tax credit                     (5.4)       (3.4)        --
-----------------------------------------------------------------------------
                                                  9.6         6.0         --
=============================================================================

Net exchange loss/(gain) on foreign
  currency transactions                          18.6         --          --
  Applicable income tax credit                    --          --          --
=============================================================================
                                                 18.6         --          --
=============================================================================

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

4.  Income tax expense

The prima facie income tax expense on pre-tax accounting income reconciles to the income tax expense in the accounts as follows:

                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)

Operating profit before income tax              254.2       206.6       344.8
=============================================================================

Income tax expense calculated at
  the Australian statutory rate
  of 36% of operating profit                     91.5        74.4       124.1

Differential tax rates of controlled
  overseas entities and associated
  companies                                      (0.8)       (0.3)        2.8

Permanent differences
  Non deductible depreciation and
    amortization                                 38.8        37.2        13.7
  Investment allowances and other
    incentives                                   (0.1)       (0.5)       (1.5)
  Under/(over) provision of income
    tax in previous year                         (2.5)       (1.3)       (0.8)
  Effect of tax rate change                       0.0         0.0         1.9
  Other                                          11.2       (13.4)        7.9
-----------------------------------------------------------------------------
Income tax expense                              138.1        96.1       148.1
=============================================================================
Future income tax benefit arising from
  tax losses of controlled entities
  not brought to account at balance date
  as realization of the benefit is not
  regarded as virtually certain                   9.6         3.4         3.6
=============================================================================

This future income tax benefit will only be obtained if:

(a) future assessable income is derived of a nature and of an amount sufficient to enable the benefit to be realized;
(b) the conditions for deductibility imposed by tax legislation continue to be complied with; and
(c) no changes in tax legislation adversely affect the economic entity is realizing the benefit.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
5.  Current receivables

                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)

Trade debtors                                   269.0       238.0       194.8
Less:  Provision for doubtful debts              (0.6)       (0.3)       (0.7)
-----------------------------------------------------------------------------
                                                268.4       237.7       194.1

Other debtors                                    76.0       101.7        78.8
Amounts receivable from contracts of sale        35.2         --          --
Amounts receivable from -- related parties    3,211.2     3,097.5     2,646.7
Amounts receivable from -- associated
  companies                                       1.4         0.1         --
-----------------------------------------------------------------------------
                                              3,592.2     3,437.0     2,919.6
=============================================================================
Movement in provision for doubtful debts
  Balance at beginning of year                   (0.3)       (0.7)       (0.5)
  Bad debts previously provided for
    written off during the year                   0.0         0.5         0.0
  Bad and doubtful debts provided for
    during the year                              (0.3)       (0.1)       (0.2)
-----------------------------------------------------------------------------
Balance at end of year                           (0.6)       (0.3)       (0.7)
=============================================================================

6.  Current inventories

                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)
At cost
  Raw materials and stores                       79.1        59.5        61.1
  Consumables                                    85.7        74.0        71.7
  Work in progress                               41.7        29.7        48.5
  Contract work in progress                       2.0         1.0         --
  Progress payments received                      0.3         --          --
  Finished goods                                248.1       230.5       226.2

At net realizable value
  Consumables                                     0.9         0.7         0.6
  Finished goods                                  1.2         1.4         1.0
-----------------------------------------------------------------------------
                                                459.0       396.8       409.1
=============================================================================

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
7.  Other
                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)

                                                  --          --          --
=============================================================================

8.  Non-current receivables
                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)

Other receivables                                13.9         0.3         4.5
Amounts receivable from related parties           --          8.4         0.0
-----------------------------------------------------------------------------
                                                 13.9         8.7         4.5
=============================================================================

9.  Non-current investments

                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)

Investments in associated companies              46.2        35.8        13.5
Equity in post acquisition retained
  earnings                                        9.2         6.5         5.5
-----------------------------------------------------------------------------
                                                 55.4        42.3        19.0

Investments in partnerships                     120.5        97.0        97.9

Shares in unlisted corporations
  At cost                                         0.7         0.8         1.0
-----------------------------------------------------------------------------
                                                176.6       140.1       117.9
=============================================================================

Investments in resource venture partnerships are stated at 1992 Directors' valuation, based on market price, plus share of profits less cash drawings.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

10.  Property, plant and equipment

                                    Year         1997        1996        1995
                                    -----------------------------------------
                                             (millions of Australian dollars)
Land and buildings
  Freehold land
    at cost                                      63.3        92.1        97.6

  Freehold buildings
    at cost                                     314.3       266.2       269.4
    accumulated depreciation                    (45.3)      (33.3)      (28.0)
-----------------------------------------------------------------------------
                                                269.0       232.9       241.4
-----------------------------------------------------------------------------
  Total freehold land and buildings             332.3       325.0       339.0

  Leasehold land and buildings
    at independent valuation on
      existing use basis            1990          0.6         3.0         4.6
    accumulated amortization                     (0.1)        --         (0.7)
-----------------------------------------------------------------------------
                                                  0.5         3.0         3.9

    at cost                                      67.2        50.1        19.6
    accumulated amortization                     (8.3)       (5.5)       (4.4)
-----------------------------------------------------------------------------
                                                 58.9        44.6        15.2
-----------------------------------------------------------------------------
  Total leasehold land and buildings             59.4        47.6        19.1
-----------------------------------------------------------------------------
Total land and buildings                        391.7       372.6       358.1
=============================================================================

Quarries
  Freehold at cost                                3.8         2.3         1.9
  accumulated depreciation                       (0.2)       (0.2)       (0.1)
-----------------------------------------------------------------------------
                                                  3.6         2.1         1.8

  Leasehold at cost                               2.9         2.1         2.1
  accumulated amortization                       (1.3)       (1.1)       (1.0)
-----------------------------------------------------------------------------
                                                  1.6         1.0         1.1
-----------------------------------------------------------------------------
Total quarries                                    5.2         3.1         2.9
=============================================================================

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Plant, fittings and motor vehicles
  Leased assets at cost                          36.6        45.9        44.4
  accumulated amortization                      (28.7)      (32.6)      (28.2)
-----------------------------------------------------------------------------
                                                  7.9        13.3        16.2

  at cost                                     2,720.7     2,433.4     2,252.0
  accumulated depreciation                   (1,280.2)   (1,074.3)     (920.0)
-----------------------------------------------------------------------------
                                              1,440.5     1,359.1     1,332.0
-----------------------------------------------------------------------------
Total plant, fittings and motor vehicles      1,448.4     1,372.4     1,348.2
=============================================================================

Total property, plant and equipment           1,845.3     1,748.1     1,709.2
=============================================================================

Borrowing costs capitalized in the year in
  respect of plant under construction             2.7         3.2         5.8
=============================================================================

The freehold land and buildings are being progressively revalued over a three year period commencing the year ended 31 December 1997 on the basis of location. All land and buildings located in Australia were independently valued by McGees National Property Consultants in December 1997 on an existing use basis. The current value of land and buildings based on the 1997 valuation of the Australian assets when added to the Director's assessment of the values of all other non-Australian land and buildings at 31 December 1995 (based on the independent valuation undertaken as at 31 December 1992) after allowing for disposals and other movements is A$391.6 million. No adjustment has been made to record this valuation as it exceeds book value.

The leasehold land and buildings 1990 revaluation relates to an overseas property which the Directors believe is appropriately valued and it will be revalued in line with the policy of progressive revaluation by location.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

11.  Intangible assets

                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)

Goodwill on consolidation                     1,985.2     1,903.5     1,894.9
Goodwill at cost                                160.7       160.7       160.7
-----------------------------------------------------------------------------
                                              2,145.9     2,064.2     2,055.6
accumulated amortization                       (337.0)     (211.9)     (100.9)
-----------------------------------------------------------------------------
                                              1,808.9     1,852.3     1,954.7
Tradenames at 1992 Directors' valuation         197.7       198.7       198.8
Tradenames at cost                                2.8         2.4         2.6
Other intangibles                                12.1         8.6         5.9
-----------------------------------------------------------------------------
                                              2,021.5     2,062.0     2,162.0
=============================================================================

The Tradenames were revalued in 1992 using either the royalty relief or gross profit differential valuation methodologies.


12.  Other non-current assets

                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)
Future income tax benefit on timing
  differences                                    33.0        41.7        38.5
=============================================================================

The future income tax benefits will only be obtained if:

(a) the companies derive future assessable income of a nature and of an amount sufficient to enable the benefit from the deductions for the loss to be realized;

(b) the companies continue to comply with the conditions for deductibility imposed by tax legislation; and

(c) no changes in tax legislation adversely affect the companies in realizing the benefit from the deduction for the loss.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

13.  Current accounts payable

                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)
Unsecured
  Trade creditors                               201.4       193.8       193.1
  Other creditors and accruals                  110.6        96.2       128.6
-----------------------------------------------------------------------------
                                                312.0       290.0       321.7
=============================================================================

14.  Current borrowings
                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)

Unsecured
  Bank overdrafts                               178.1        95.2       146.4
  Bank loans                                    222.5        52.1        29.9
  Other loans                                   730.0       650.0       667.8
  Amounts owing to -- associated companies        2.6         0.3         0.7
  Amounts owing to -- related parties         2,062.1     2,120.0     1,887.6
-----------------------------------------------------------------------------
                                              3,195.3     2,917.6     2,732.4

Secured
  Bank overdrafts                                 --          0.2         --
  Finance lease liability (note 21)               0.6         0.5         2.2
-----------------------------------------------------------------------------
                                                  0.6         0.7         2.2
-----------------------------------------------------------------------------
                                              3,195.9     2,918.3     2,734.6
=============================================================================

The secured loans are secured over specific assets.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
15.  Current provisions

                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)

Long service leave                               14.8        14.8        14.7
Annual leave                                     26.9        25.2        24.7
Pension                                           0.6         0.7         1.1
Sick leave                                        3.9         3.3         3.4
-----------------------------------------------------------------------------
Employee entitlements                            46.2        44.0        43.9

Reorganization                                    5.0        16.5         --
Dividend                                        179.4         --          --
Taxation                                         65.6        41.8        34.5
-----------------------------------------------------------------------------
                                                296.2       102.3        78.4
=============================================================================

16.  Non-current accounts payable

                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)
Unsecured
  Other creditors                                 1.0         1.2         3.1
=============================================================================

17.  Non-current borrowings
                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)

Unsecured
  Bank loans                                  1,044.7     1,506.3       215.5
  Other loans                                   200.1         0.1         0.1
-----------------------------------------------------------------------------
                                              1,244.8     1,506.4       215.6

Secured
  Finance lease liability (note 21)               0.1         0.5         1.4
  Other loans                                    11.5        13.1         --
-----------------------------------------------------------------------------
                                                 11.6        13.6         1.4
-----------------------------------------------------------------------------
                                              1,256.4     1,520.0       217.0
=============================================================================
The secured loans are secured over specific assets.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

18.  Non-current provisions
                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)

Long service leave                               11.3         9.8         9.0
Pension                                           1.2         1.2         0.6
-----------------------------------------------------------------------------
Employee entitlements                            12.5        11.0         9.6

Deferred income tax                             155.4       145.6       130.3
Plant rationalization                             0.1         0.1         3.2
-----------------------------------------------------------------------------
                                                168.0       156.7       143.1
=============================================================================

Employee entitlement liabilities
  Current (note 15)                              46.2        44.0        43.9
  Non current (as above)                         12.5        11.0         9.6
-----------------------------------------------------------------------------
                                                 58.7        55.0        53.5
=============================================================================

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
19.  Divisional equity

                                                         Millions
                                                            of
                                                        Australian
                                                         Dollars
                                                        ----------
31 December 1994 Divisional equity                        2,762.4

Distributions to shareholders during 1995                  (626.9)
Contributions from shareholders'                          1,928.5
Net Result for 1995                                         196.7
Foreign Currency translation for 1995                       (28.7)
                                                        ---------
31 December 1995 Divisional equity                        4,232.0

Distributions to shareholders during 1996                (1,720.0)
Contributions from shareholders'                            461.5
Net Result for 1996                                         110.5
Foreign Currency translation for 1996                       (24.0)
                                                        ---------
31 December 1996 Divisional equity                        3,060.0

Distributions to shareholders during 1997                  (469.0)
Contributions from shareholders                             395.3
Net result for 1997                                         116.1
Foreign Currency translation for 1997                       221.0
                                                         --------
31 December 1997 Divisional equity                       $3,323.4
                                                         ========

20.  Contingent liabilities

                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)

Letters of Credit                                 6.7         7.0        30.4
Unsecured Guarantee                              12.6         7.9         --
Bills under discount                              0.8         1.1         0.9
Continental PET Options (i)                      40.0        41.3        36.5
Other                                             1.4         2.0         0.4

The Division has guaranteed the debts of certain related parties (other controlled entities of BTR Nylex Limited) under the terms of an Australian Securities Commission class order 95/1530. The class order relieves the related parties from the requirements to prepare annual audited accounts. The conditional contract of sale referred to in note 28 requires that prior to divestment by BTR plc these cross deeds of guarantee be discharged.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

(i) Continental PET Technologies, Inc., a controlled entity, has issued options to certain executives to acquire shares of that entity under certain terms and conditions. Under the stock option plan ACI America Inc., a controlled entity, is required to purchase any shares which are issued under the plan. At balance date, had the options been exercised the economic entity would have had a liability of the amount disclosed above. Under clause (8) of the Continental PET Technologies, Inc. 1991 Stock Option Plan should BTR Nylex Limited sell or cease to own Continental PET Technologies then ACI America, Inc. will purchase all stock held by participants in the plan on the date of such an event at the Valuation Price and all options at the excess of the valuation price over the exercise price. As referred to in note 28 BTR plc has entered into a conditional contract of sale. There is a trigger mechanism that results in the actual purchase price for the company being inserted in the formula rather than a standard 6.5 multiplier. Based on the conditional purchase price the liability is estimated to be A$75.6 million. Depending on the ultimate purchase price this could have a material effect on the liability of the company to purchase back the options.


21.  Capital and lease commitments

                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)

a)   Finance lease commitments
       Not later than one year                    0.7         0.5         2.4
       Later than 1 year but not later
         than 2 years                             0.1         0.6         0.9
       Later than 2 years but not later
         than 5 years                             --          --          0.6
-----------------------------------------------------------------------------
     Minimum finance lease payments               0.8         1.1         3.9
     Less:  future finance charges               (0.1)       (0.1)       (0.3)
-----------------------------------------------------------------------------
     Present value of minimum lease payments      0.7         1.0         3.6
=============================================================================

     Current liability as per note 14             0.6         0.5         2.2
     Non-current liability as per note 17         0.1         0.5         1.4
-----------------------------------------------------------------------------
                                                  0.7         1.0         3.6
=============================================================================

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

                                                 1997        1996        1995
                                             --------------------------------
                                             (millions of Australian dollars)

b)   Operating lease and hire expenditure
       contracted for:
       Not later than one year                   19.5        19.5        21.5
       Later than 1 year but not later
         than 2 years                            15.1        16.7        18.1
       Later than 2 years but not later
         than 5 years                            25.2        27.8        36.7
       Later than 5 years                        10.3         6.7        16.1
-----------------------------------------------------------------------------
                                                 70.1        70.7        92.4
=============================================================================

c)   Capital expenditure commitments

       Authorized but not contracted             97.3        59.8        84.6
=============================================================================

       Authorized and contracted for:
         Not later than one year                 57.1        54.7       143.0
         Later than 1 year but not later
           than 2 years                           --          0.2         0.5
-----------------------------------------------------------------------------
                                                 57.1        54.9       143.5
=============================================================================

22.  Superannuation

Australia

A number of defined benefit and accumulation type superannuation funds have been established by the economic entity for the purpose of providing retirement benefits for employees. The benefits under the funds are provided from contributions by employee members and companies in the economic entity plus income from the investment of the funds' assets. Members contribute at various rates while economic entity contributions are at fixed rates in respect of accumulation funds and at rates determined by actuarial valuations in respect of defined benefit funds. The employer contributions to defined benefit funds are at rates determined to ensure that these funds have sufficient assets to meet their liabilities. Actuarial valuations for this purpose are carried out at regular intervals, generally once every 3 years.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Employer companies also participate in various industry funds on behalf of certain employees. The funds operate on an accumulation basis and provide lump sum benefits for members which are subject to government preservation rules. Contributions are made by the employer in accordance with legally enforceable agreements and government legislation.

Employer contributions to either style of fund must satisfy the minimum stipulated contribution under the Superannuation Guarantee Act.

Companies within the economic entity are obliged to contribute to these funds as set out in the relevant Trust Deeds or in accordance with industrial agreements, subject to their right to reduce, suspend or terminate contributions as specified in the relevant Trust Deeds.

As part of the sale process, the superannuation funds will be restructured so that they are fully funded as required by the Superannuation Industry Supervision Act, but not overfunded. The assets of relevant funds are sufficient to satisfy all benefits that would have vested in the event of the voluntary or compulsory termination of employment of each employee.

The assets of the funds are not included in these accounts.

New Zealand

Superannuation is voluntary. The members contribute at various rates and the employer contributes 1.5 times that amount. The fund is an accumulation fund.

United Kingdom

Rockware had unfunded pension liabilities as follows:

     1995      A$13.7 million
     1996      A$26.4 million
     1997      A$20.5 million

The unfunded liabilities of the Rockware schemes were expected to be eliminated by 31 December 2000. BTR plc have advised that as part of the sales process a new Rockware Pension Plan will be established for all existing Rockware members which will be fully funded as at the commencement date. BTR plc have therefore assumed the unfunded liability at 31 December 1997 and accordingly the liability has not been recorded in these accounts.

Other countries

Some overseas countries require employers to contribute to Government specified retirement plans. Contributions are made by the economic entity based on current legislation applicable to such retirement plans.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

23.  Details of entities forming BTR Packaging

                                     Ownership interest       Significant
                                      (all being 100%           Business
                                    except where stated)     Units/Divisions
   Name of Entity/Country          ----------------------    within a common
      of Incorporation             1997 %  1996 %  1995 %   controlled entity
-------------------------------    ------  ------  ------  -------------------
BTR Nylex Limited/ Australia
  ACI Operations Pty Ltd/
    Australia                                              ACI Glass Australia
                                                           ACI Industrial
                                                             Minerals
                                                           ACI Blowpak
                                                           ACI Closures
                                                           ACI Petalite
                                                           ACI Plastics
                                                             Packaging Auburn
                                                           ACI Bentley

  +ACI America Holdings Inc./
    U.S.A.
  ++ACI Ventures, Inc./ U.S.A.
  ++Andover Group Inc./ U.S.A.
  ++Continental PET Technologies
     Inc./ U.S.A.
  +++Comerc USA Inc./ U.S.A.
  ++++Comerc, S.A. de C. V./ Mexico
  +++Continental PET do Brazil
      Limitada/ Brazil
  +++Continental PET Technologies
      De Mexico, S.A. de C.V./
      Mexico
  +++Continental PET Technologies
      Magyarorszag KFT/ Hungary
  +++Controllers USA Inc./ U.S.A.
  ++++Consultores En Controles,
       S.A. de C.V./ Mexico
  +++Lancop USA Inc./ U.S.A.
  ++++Lancop, S.A. de C.V./ Mexico
  +++Technological Specialties
      Inc./ U.S.A.
  ++++Especialidades Technologicas,
       S.A. de C.V./ Mexico
  +Australian Consolidated
    Industries Limited/ Australia

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
                                     Ownership interest       Significant
                                      (all being 100%           Business
                                    except where stated)     Units/Divisions
   Name of Entity/Country          ----------------------    within a common
      of Incorporation             1997 %  1996 %  1995 %   controlled entity
--------------------------------   ------  ------  ------  -------------------
  +ACI Plastics Packaging (Thailand)
    Limited/ Thailand
  Kennon Carpet Mills Pty Ltd/
   Australia
  +Beadle Pty Ltd/ Australia
  ++ACI International Limited/
     Australia
  ++++ACI Glass Packaging Penrith
       Pty Ltd/ Australia
  ++++ACI Finance Ltd/ Australia
  ++++Breadalbane Shipping Pte.
       Limited/ Singapore
  ++++BTR Nylex Holdings N.Z.
       Limited/ N.Z.
  +++++ACI Minerals Limited/ N.Z.
  +++++BTR Operations NZ Ltd/ N.Z.                         ACI Glass New
                                                             Zealand
                                                           Nexus Packaging
                                                             Systems
                                                           ACI Closures NZ
  ++++New Guinea Containers Pty
       Ltd/ P.N.G.                 70%     70%     70%
  ++++P.T. Kangar Consolidated
       Industries/ Indonesia       50.15%  50.15%  50.15%
  BTR Nylex Holdings H.K. Ltd/
   Hong Kong
    ACI Beijing Ltd/ Hong Kong
    +Beijing Great Wall Plastics
      Company Ltd/ China           80%     80%       --
    ACI Guangdong Ltd/ Hong Kong
    +ACI Guangdong Glass Company
      Ltd/ China                   70%     70%     70%
    ACI Shanghai Ltd/ Hong Kong
    +ACI Shanghai Glass Company
      Ltd/ China                   70%     70%     70%
    ACI Tianjin Ltd/ Hong Kong
    +ACI Tianjin Mould Company
      Ltd/ China                   70%     70%     70%
  BTR Nylex Services H.K. Ltd/
   Hong Kong

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
                                     Ownership interest       Significant
                                      (all being 100%           Business
                                    except where stated)     Units/Divisions
Name of Entity/Country             ----------------------    within a common
      of Incorporation             1997 %  1996 %  1995 %   controlled entity
--------------------------------   ------  ------  ------  -------------------
  Rockware Group Limited/ United
   Kingdom
    Blewis & Shaw (Plastics)
     Limited/ United Kingdom
    Interver International
     Limited/ United Kingdom
    PET Technologies Limited/
     United Kingdom
    RFP Limited/ United Kingdom
    Rockware Glass Limited/
     United Kingdom
    +New-Tech Coatings Limited/
      United Kingdom
    +P & R Sand Limited/ United
      Kingdom
    +Rockware Glass (Headlands)
      Limited/ United Kingdom
    +Rockware Glass (Portland)
      Limited/ United Kingdom
    +Rockware Glass (Wheatley)
      Limited/ United Kingdom
    +Rockware Glass (Worksop)
      Limited/ United Kingdom
    +Rockware International
      Limited/ United Kingdom
    Rockware Kingspeed Limited/
     United Kingdom
    Rockware Shelfco No. 1
     Limited/ United Kingdom
    Termination No. 13 Limited/
     United Kingdom
     +Termination No. 11 Limited/
       United Kingdom
  BTR China Holdings BV/
   Netherlands
    ACI Qingdao Plastics Packaging
     Co. Limited/ China            70%     70%       --
  PET Technologies BV (Formerly
   ACI Skillpack B.V.)/
   Netherlands

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

24.  Associated companies
                                                   Ownership
                                                    Interest
                                                  of investor
                                                   Company in
                                                   Associated
                                                   Companies
                                                ----------------   Financial
Name of Entity/Country                          1997  1996  1995     Period
Where Business Carried on   Principal Activity   %     %     %       Ended
-------------------------   ------------------  ----  ----  ----   ----------

Advance PET                 Manufacture of PET  50    50     --   31 December
  Technologies Ltd/           products
  Saudi Arabia
Ardagh plc/ Eire            Manufacture of      21.7  21.7  21.7  25 June
                              glass
                              containers
British Glass Recycling     Glass recycling     50    50    50    31 December
  Company Ltd/ U.K.
Solucao PET Ltda/ Brazil    Manufacture of PET  50    50     --   31 December
                              products

25.  Interest in partnerships

                                                                 Share of
                                              Book value     operating profit
                                            of Investments    after Interest
       Name of                             ----------------  ----------------
Partnership Business  Principal Activity   1997  1996  1995  1997  1996  1995
--------------------  ------------------   ----  ----  ----  ----  ----  ----
                                            (millions of Australian dollars)

General Chemical
  Soda Ash            Soda ash mining     120.5  97.0  97.9  12.5  15.9   9.1
=============================================================================

The book value of the investment in partnership is:

(i)   Increased by the share of partnership profit; and
(ii)  Reduced by cash drawings.

Andover Group Inc. (a wholly-owned controlled entity) owns a 25% (1995 and 1996 - 25%) share of the General Chemical Soda Ash Partnership which is based at Green River, Wyoming U.S.A. The partnership extracts natural soda ash deposits and sells the product to glass-makers and the chemical industry around the world, including a number of controlled entities of BTR Packaging on usual commercial terms.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

26.  Financial reporting by segments


                                                Combined Operating Revenue
                                         ------------------------------------
                                             1997          1996          1995
                                         ------------------------------------
                                             (millions of Australian dollars)
(a)  Business segments
     Glass                                1,432.2       1,296.7       1,275.2
     Plastics                               775.2         852.8         814.1
-----------------------------------------------------------------------------
     Operating revenue                    2,207.4       2,149.5       2,089.3
=============================================================================

(b)  Geographic segments
     Australia, New Zealand & Others      1,190.1       1,119.8       1,116.2
     Asia                                   130.8         133.3         114.2
     The Americas                           432.3         481.2         480.5
     Europe                                 454.2         415.2         378.4
-----------------------------------------------------------------------------
     Operating revenue                    2,207.4       2,149.5       2,089.3
=============================================================================

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

                                                  Combined Profit before
                                                      Interest & Tax
                                            ---------------------------------
                                             1997          1996          1995
                                            ---------------------------------
                                             (millions of Australian dollars)
(a)  Business segments
     Glass                                  211.6         240.5         267.2
     Plastics                               136.6         119.4         159.9
-----------------------------------------------------------------------------
     Operating profit pre-corporate
       activities                           348.2         359.9         427.7
     Corporate activities (i)               (20.0)        (30.0)          --
-----------------------------------------------------------------------------
                                            328.2         329.9         427.1
=============================================================================

(b)  Geographic segments
     Australia, New Zealand & Others        135.8         141.0         211.9
     Asia                                   (17.2)          8.4           5.3
     The Americas                           144.1         137.8         140.2
     Europe                                  85.5          72.7          69.7
-----------------------------------------------------------------------------
     Operating profit pre-corporate
       activities                           348.2         359.9         427.1
     Corporate activities (i)               (20.0)        (30.0)          --
-----------------------------------------------------------------------------
                                            328.2         329.9         427.1
=============================================================================

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

                                                  Combined Total Assets
                                          -----------------------------------
                                             1997          1996          1995
                                          -----------------------------------
                                             (millions of Australian dollars)
(a)  Business segments
     Glass                                 9,221.6       8,505.9      8,291.7
     Plastics                              1 515.3       1,653.2      1,460.9
-----------------------------------------------------------------------------
                                          10,736.9      10,159.1      9,752.6

     Corporate (i)                        (2,184.0)     (2,110.6)    (2,022.7)
-----------------------------------------------------------------------------
                                           8,552.9       8,048.5      7,729.9
=============================================================================

(b)  Geographic segments
     Australia, New Zealand & Others       6,944.8       6,767.0      6,397.7
     Asia                                    417.0         347.6        315.1
     The Americas                          1,095.3         836.3        813.8
     Europe                                2,279.8       2,208.2      2,226.0
-----------------------------------------------------------------------------
                                          10,736.9      10,159.1      9,752.6

     Corporate (i)                        (2,184.0)     (2,110.6)    (2,022.7)
-----------------------------------------------------------------------------
                                           8,552.9       8,048.5      7,729.9
=============================================================================

Corporate Activities -- disposal of non-core entities, closure and restructuring costs of businesses, and disposal of selected non-current investments.

(i)  1996 Corporate activities -- A$26.6 million Glass, Australia reorganization costs
                               -- A$3.4 million Plastics, Australia
                                  reorganization costs
     1997 Corporate activities -- Plastics A$20.0 million ACI Petalite and
                                  Nexus, Australia and New Zealand write down of asset carrying values and restructuring costs

Glass -- glass packaging containers
Plastics -- PET plastic packaging containers, non PET plastic packaging, bottle closures

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

27.  Statements of cash flows
                                                     Consolidated
                                             1997          1996          1995
                                           ----------------------------------
                                            (millions of Australian dollars)

(a)  Reconciliation of cash
     For the purpose of the statement of
     cash flows, cash includes cash on hand
     and in banks net of outstanding bank
     overdraft and overnight advances.
     Cash at the end of the reporting
     period as shown in the statement of
     cash flows is reconciled to the
     relevant balance sheet items as follows:

     Cash                                   411.4         214.1         369.1
     Bank overdrafts and overnight
       advances                            (178.1)        (95.4)       (146.4)
     ------------------------------------------------------------------------
                                            233.3         118.7         222.7
     ========================================================================

(b)  Reconciliation of operating profit
     after income tax to net cash provided
     by operating activities

     Operating profit after income tax      116.1         110.5         196.7
     Depreciation and amortization of
       non-current assets                   324.5         317.6         228.1
     Partnership distribution less share
       of profit                             (6.7)         (6.8)         (1.2)
     Net (profit)/loss on sale of non-
       current assets                         6.0          (0.9)         (0.4)
     Changes in assets and liabilities
       net of effects from acquisition
       and disposal of businesses:
         (Increase)/decrease in trade
           and other debtors                 (7.6)        (59.2)        (25.6)
         (Increase)/decrease in inventory   (63.2)         16.2         (82.2)
         Increase/(decrease) in trade
           and other creditors               27.7         (19.6)       (259.3)
         Increase/(decrease) in taxation     15.3          33.9          26.4
      -----------------------------------------------------------------------
                                            412.1         391.7          82.5
      =======================================================================

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
                                                     Consolidated
                                             1997          1996          1995
                                           ----------------------------------
                                            (millions of Australian dollars)
(c)  Business acquired
     Details of businesses acquired
     during the financial year are
     as follows:

     Consideration
       Cash                                   --           21.8          27.9
       Outside equity interest at date
         of acquisition                       --            5.7           4.4
     ------------------------------------------------------------------------
                                              --           27.5          32.3
     ========================================================================

     Fair value of net assets acquired
       Tangible Fixed Assets                  --            5.2          25.6
       Purchased goodwill                     --            0.9           0.4
       Inventories                            --            --            3.1
       Trade and other debtors                --            3.7           4.8
       Cash and bank overdraft                --           15.6          11.6
       Trade and other creditors              --            --          (17.1)
     ------------------------------------------------------------------------
                                              --           25.4          28.4
       Goodwill on acquisition                --            2.1           3.9
     ------------------------------------------------------------------------
                                              --           27.5          32.3
     ========================================================================

                                                     Consolidated
                                             1997          1996          1995
                                           ----------------------------------
                                            (millions of Australian dollars)
(d)  No businesses were disposed during
     the period.                              --            --            --
     ========================================================================

(e)  Financing facilities

     BTR Nylex Limited, a company within BTR Packaging, acted in 1995, 1996 and 1997 as the financier for all entities with the BTR Nylex Limited Group. Consequently the extent to which facilities were utilized was affected by the finance needs of all BTR Nylex Limited Group entities. Therefore, information on the available financing facilities has not been provided other than to note the loan facilities available to BTR Packaging consist of both short and medium facilities and annually renewable facilities drawn in various currencies. The facilities currently provided to BTR Nylex Limited are

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

intended to be repaid upon or prior to completion of the sale. New facilities in respect of BTR Nylex Limited would be subject to negotiation with its current bankers and credit providers. It is assumed that those terms would vary from those currently provided to BTR Packaging under a new ownership structure. Repayment of and proceeds from borrowings within the Statement of Cash Flows includes the gross value of the periodic rollover of facilities under the Commercial Paper Programme.

28.  Events occurring after balance date

There are no subsequent events after 31 December 1997 that would effect the financial position or balances for the years ended 31 December 1995, 1996 and 1997 other than the declaration and payment of dividends by certain companies within the economic entity.

On 29 January 1998 the BTR Nylex Limited economic entity was restructured so as to remove the non BTR Packaging entities from the BTR Nylex Limited economic entity. This restructure has no impact on the combined financial statements as at 31 December 1997.

On 1 March 1998 BTR plc signed a conditional contract to enter into the sale of BTR Packaging to Owens-Illinois, Inc., a company incorporated in the U.S.

29.  Related parties

(a)  Ultimate parent entity

     At 31 December 1997 the ultimate parent entity was BTR plc, a company incorporated in the United Kingdom.

(b)  Ownership interests in related parties

     The economic entity's interest in controlled entities and the economic entity's interest in associated companies and partnerships are given in notes 23, 24 and 25.

(c)  Transactions with controlled entities

     Wholly owned Australian operating units pay management charges and project management fees to BTR Nylex Limited. These transactions are at arms length and on commercial terms and have been eliminated within the combined financial statements. Management charges and interest are not levied on wholly owned non-operating controlled entities.

     For partly owned controlled entities, all transactions were at arms length and on commercial terms.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

(d)  Transactions with other related parties

     Interest transactions were at arms length and on commercial terms and are disclosed in note 2. Amounts receivable from/payable to associated companies and other BTR plc related bodies corporate are disclosed as related party balances in notes 5, 8, and 14. Sales to related parties for 1997 amounted to A$4.7 million, 1996 A$2.0 million and 1995 A$2.6 million. Purchases from related parties for 1997 amounted to A$1.3 million, 1996 A$3.1 million and 1995 A$1.1 million.

(e)  Transactions with directors and director related entities

     As there are no directors appointed specifically to BTR Packaging group, no disclosure is relevant in this regard.

(f)  Terms, conditions and accounting policies

     BTR Nylex Limited has entered into forward exchange contracts with banks on behalf of certain Other Related Parties. As collateral contracts effectively exist with these related parties, who have accounted for the effects of the exchange contracts within their books, it is considered misleading to include them within the financial instruments note 30.

30.  Financial Instruments

(a)  Terms, conditions and accounting policies

     The BTR Packaging entities accounting policies, including the terms and conditions of each class of financial asset, financial liability and equity instrument, both recognized and unrecognized at the balance date, are as follows:

Financial Instruments      Accounting Policies          Terms and Conditions
---------------------   ---------------------------   ------------------------
(i)  Financial Assets

Cash and Term           The cash balance is carried   No interest is receiv-
  Deposits              at the principal amount.      able on cash on hand and
                                                      minor balances.  Rates
                                                      of interest receivable
                                                      are disclosed in note
                                                      30(b).

Receivables -           Receivables are carried at    Credit sales are settled
  trade/other           nominal amounts due less      on an average 44 day
                        any provision for doubtful    term.
                        debts. A provision for

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
Financial Instruments      Accounting Policies          Terms and Conditions
---------------------   ----------------------------  ------------------------
                        doubtful debts is recognized
                        when collection of the full
                        nominal amount is no
                        longer possible.

Unlisted shares         Unlisted shares are carried
                        at the lower of cost or
                        recoverable amount.
                        Dividend income is
                        recognized when the dividends
                        are declared by the investee.

Forward exchange        The BTR Packaging entity      At balance date, the
  contracts             enters into forward           economic entity had
                        exchange contracts where      entered into a number
                        it agrees to buy and sell     of forward exchange
                        specified amounts of          contracts.  Refer
                        foreign currencies in the     financial instruments
                        future at a predetermined     note 30(e) below.
                        exchange rate.  The objec-
                        tive is to match the con-
                        tract with the anticipated
                        future cash flows from
                        sales and purchases in
                        foreign currencies, to
                        protect the group against the
                        possibility of loss from
                        future exchange rate fluc-
                        tuations.  The forward
                        exchange contracts are
                        usually for no longer than
                        12 months.  In accordance
                        with AASB 1033 the group
                        recognizes the net amount
                        owing under the contract.

(ii)  Financial Liabilities

Bank overdrafts         The bank overdrafts are       Rates of interest pay-
                        carried at the principal      able are disclosed at
                        amount.  Interest is          note 30(b).  Overdraft
                        charged as an expense as      for the most part is
                        it accrues.                   payable on demand.

Bank loans              The bank loans are carried    Rates of interest pay-
                        at the principal amount.      able are disclosed at

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Financial Instruments      Accounting Policies          Terms and Conditions
---------------------   ---------------------------   ------------------------
                        Interest is charged as an     note 30(b).  A breakdown
                        expense as it accrues.        of loan maturity terms
                                                      are also disclosed at
                                                      note 30(b).

Other loans             Other loans are carried       Rates of interest pay-
                        at the principal amount.      able are disclosed at
                        Interest is charged as an     note 30(b).
                        expense as it accrues.

Trade creditors,        Liabilities are recognized    Trade liabilities are
  other creditors       for amounts to be paid in     settled on an average
  and accruals          the future for goods and      75-day term.
                        services received, whether
                        or not billed to the
                        economic entity.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

(b)  Interest Rate Risk

     The BTR Packaging entity's exposure to interest rate risks and effective interest rates of financial assets and financial liabilities, both recognized and unrecognized at the balance date are as follows:

                               Fixed Interest Rate           Weighted Average
                               -------------------               Effective
                                Less         More              Interest Rate
              Non-   Variable   Than    1    than            ----------------
            Interest Interest    1     to 5    5             Variable   Fixed
            Bearing    Rate     Year  Years  Years    Total     %         %
            -------- --------  -----  -----  -----  -------  --------  ------
                    (millions of Australian Dollars)

Financial
Assets

Cash                    368.2    4.6                  372.8     6.02%   5.42%
Term
 Deposits                29.4    9.2                   38.6     5.40%   5.80%
Trade
 Receiva-
  bles         268.4                                  268.4
Other
 Receiva-
  bles           8.7      2.6                          11.3     5.28%
Invest-
 ments/
 Partner-
 ship
 Interests     121.2                                  121.2
Contracts
 of Sale        35.2                                   35.2
Amounts
 receiv-
 able from
 related
 parties
 and
 associates  1,653.8  1,558.8                       3,212.6     8.98%
            -------- --------  -----  -----  -----  -------
Total
 Financial
 Assets      2,087.3  1,959.0   13.8    0.0    0.0  4,060.1
            ======== ========  =====  =====  =====  =======

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

                               Fixed Interest Rate           Weighted Average
                               -------------------               Effective
                                Less         More              Interest Rate
              Non-   Variable   Than    1    than            ----------------
            Interest Interest    1     to 5    5             Variable   Fixed
            Bearing    Rate     Year  Years  Years    Total     %         %
           --------  --------  -----  -----  -----  -------  --------   -----
                    (millions of Australian Dollars)


Bank
 Overdraft              178.1                         178.1     8.66%
Bank
 Loans                1,240.3   26.9                1,267.2     5.49%  15.00%
Other
 Loans           0.1           741.5  200.0           941.6             5.30%
Finance
 Lease
 Liabil-
 ities                    0.7                           0.7     8.58%
Trade
 Creditors     201.4                                  201.4
Other
 Creditors      28.9                    0.5            29.4            11.60%
Amounts
 payable
 to related
 parties
 and
 associates  1,878.8    185.9                       2,064.7     6.22%
            -------- --------  -----  -----  -----  -------
Total
 Financial
 Liabil-
 ities       2,109.2  1,605.0  768.4  200.5    0.0  4,683.1
            ======== ========  =====  =====  =====  =======

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

(c)  Net Fair Values

     The net fair value of a financial asset or a financial liability is the amount at which the asset could be exchanged, or liability settled in a current transaction between willing parties after allowing for transaction costs. The carrying amount of financial assets and financial liabilities recorded in the balance sheet approximates net fair values.

     The following methods and assumptions are used to determine the net fair values of financial assets and liabilities:

     1. The fair value of investments in resource venture partnerships (A$120.5 million) are determined at 1992 Directors' valuation, based on market price, plus share of profits less cash drawings. Shares in unlisted corporations (A$0.7 million) are not material.

     2.  In respect of other financial assets and financial liabilities see note 30(a) to the combined financial statements.

(d)  Objectives for Holding Derivative Financial Instruments

     The economic entity enters into forward foreign exchange contracts to manage its exposure to foreign exchange rate risk.

     The economic entity does not enter into or trade derivative financial instruments for speculative purposes.

(e)  Forward Foreign Exchange Contracts

     It is the policy of the economic entity to enter into forward foreign exchange contracts, under which the economic entity agrees to exchange specified amounts of various currencies at an agreed future date at a specified exchange rate.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
     The following table details the forward foreign currency contracts outstanding as at 31 December 1997:
                                                                Average
                                               Total            Exchange
                                             Principal            Rate
      Outstanding Contracts                   Amount              1997
      ---------------------------------      ---------          --------
                                           (millions of
                                        Australian dollars)
      Buy U.S. Dollars
      Not longer than 1 year                      26.9            0.6769

      Sell U.S. Dollars
      Not longer than 1 year                      (7.6)           0.7019
      Longer than 1 year                          (0.1)           0.7019

      Buy Pound Sterling
      Not longer than 1 year                       0.6            0.3975

      Buy Italian Lira
      Not longer than 1 year                       1.1          1,122.43

      Buy German Deutschmark
      Not longer than 1 year                       1.1            1.1656

      Sell Hong Kong Dollars
      Not longer than 1 year                     (11.7)           5.6985

      Buy Belgium Francs
      Not longer than 1 year                       0.1           22.8921

      Buy Swiss Francs
      Not longer than 1 year                       0.5            1.0732

      Buy French Francs
      Not longer than 1 year                       0.2            3.8360

      Buy Dutch Guilders
      Not longer than 1 year                       0.5            1.3073

      Buy Japanese Yen
      Not longer than 1 year                       0.7           81.3000

      Buy Australian Dollars (non-Australian
        entities only)
      Not longer than 1 year                       2.2            0.8630
                                             ---------
                                                  14.5

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

(f)  Hedges of Anticipated Future Transactions

     As indicated above the economic entity has entered into a number of unrecognized forward foreign exchange contracts to hedge the exchange rate risk arising from the following types of anticipated future transactions:

     1. Purchase of finished goods and raw materials where the currency of payment is not the units' functional currency.
     2. Sale of inventory to where the currency of sale is not the units' functional currency.
     3. Purchase of capital equipment where the currency of payment is not the units' functional currency.

     The economic entity has entered into forward foreign exchange contracts for periods not exceeding 12 months.

     As at reporting date the net amount of unrealized losses under forward foreign exchange contracts relating to anticipated future transactions is A$0.2 million. Such unrealized losses will be realized during the 1998 financial year when the future transactions take place.

(g)  Credit Risk

     Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the economic entity. The economic entity has adopted the policy of dealing with creditworthy counterparts and obtaining sufficient collateral or other security where appropriate, as a means of mitigating the risk of financial losses from defaults.

     The carrying amount of financial assets recorded in the consolidated balance sheet, net of any provisions for losses, represents the economic entity's maximum exposure to credit risk.

     The economic entity does not have any significant credit risk exposure to any single counterparty or any group of counterparties having similar characteristics.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

(h)  Non-Hedged Foreign Currency Balances

     The Australian dollar equivalent of foreign currency balances included within the accounts which are not effectively hedged are as follows:

                               Chinese   Pounds   Hong Kong   Other
                  AUD*   USD     RMB    Sterling   Dollars   Currency   Total
                  ----  ----   -------  --------  ---------  --------   -----
                                (millions of Australian dollars)
Accounts
  Receivable

Current            0.7   11.5      1.3       0.0        4.5       0.8    18.8
Non-Current        0.0    0.0      0.0       0.0        0.0       0.0     0.0
                  ----   ----  -------  --------   --------   -------   -----
Total              0.7   11.5      1.3       0.0        4.5       0.8    18.8
                  ====   ====  =======  ========   ========   =======   =====

Accounts Payable

Current           14.3   26.4      0.0       0.3        0.0       1.4    42.4
Non-Current        1.3    0.6      0.0       0.0        0.0       0.0     1.9
                  ----   ----  -------  --------   --------   -------   -----
Total             15.6   27.0      0.0       0.3        0.0       1.4    44.3
                  ====   ====  =======  ========   ========   =======   =====

*Included in the accounts of non-Australian reporting units.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

31.  Reconciliation with U.S. Generally Accepted Accounting Principles (US
     GAAP)

These combined financial statements have been prepared in accordance with Australian Generally Accepted Accounting Principles ("Australian GAAP"). Australian GAAP differs in some significant respects to US Generally Accepted Accounting Principles ("US GAAP"). Differences which have a significant effect on combined net income and division equity are as follows:

Profit and Loss Statement

                                              1997          1996         1995
                                           ----------------------------------
                                             (millions of Australian dollars)

Operating profit after income tax
  attributable to the owners of the
  economic entity as reported                125.6         109.3        195.6

Approximate Adjustments to accord with
  US GAAP:

    Amortization of goodwill                 (16.7)         (4.3)       (13.8)
    Amortization of tradenames               (20.9)        (20.9)       (20.9)
    Amortization of other intangibles         (1.0)         (3.8)        (0.9)
    Depreciation                              (0.9)          0.1         (4.3)
    Executive options                         (3.3)         (7.1)       (13.6)
    Spare parts                                --           (5.4)          --
    Pension plans                             14.1          12.8          7.4
    Reorganization provisions                 (5.9)          5.9           --
    Taxation                                  21.4          19.1         12.2
                                           ----------------------------------
Total adjustment                             (13.2)         (3.6)       (33.9)
                                           ----------------------------------
Approximate Adjusted Profit According
  to US GAAP                                 112.4         105.7        161.7
                                           ==================================

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Division Owners' Equity
                                              1997          1996         1995
                                           ----------------------------------
                                             (millions of Australian dollars)

Division Owners' Equity as Reported        3,323.4       3,060.0      4,232.0

Approximate Adjustments Required to
  Accord with US GAAP:

    Outside equity interest                  (57.6)        (57.9)       (59.7)
    Goodwill                                  (2.3)         12.0         16.5
    Tradenames                                16.0          36.7         57.7
    Other intangibles                         (7.8)         (6.6)        (2.9)
    Future income tax benefit                 (8.4)         (9.8)       (17.7)
    Revaluation of investments               (79.4)        (65.2)       (69.6)
    Property, plant and equipment            (35.7)        (31.5)       (26.6)
    Prepaid pension plans                     13.5           5.3         (3.7)
    Provision for stock options              (54.9)        (41.3)       (36.5)
    Provision for dividends                   31.5           --           --
    Reorganization provisions                  --            5.9          --
    Deferred tax liability                  (105.4)       (114.5)      (119.2)
                                           ----------------------------------
Total adjustment                            (290.5)       (266.9)      (261.7)
                                           ----------------------------------
Approximate Adjusted Equity According
  to US GAAP                               3,032.9       2,793.1      3,970.3
                                           ==================================

The following is a summary of the significant adjustments made to the combined net income and Division equity to reconcile the Australian results with US GAAP.

1 - Executive Option Scheme

A stock option plan was created for certain executives on acquisition of a subsidiary. Under Australian GAAP, the costs of issuing shares under the plan have been capitalized into the cost of the investment. Any goodwill arising on combination is amortized over 20 years.

Under US GAAP, the option plan constitutes a form of executive compensation and therefore a liability in respect of the unexercised options is recognized at the end of each period. The liability is reduced as options are exercised. A charge is made to the profit and loss statement as options are issued or their exercise value alters.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

2 - Capitalized management fees

Certain general overheads are capitalized into plant and equipment where the project to build, install and commission will take more than 6 months and exceed A$2 million in costs. Under US GAAP these costs would be expensed as incurred. An adjustment has been made to depreciation expense of A$0.6 million, A$(1.0) million and A$3.9 million and to Property, plant and equipment of A$(19.5) million, A$(18.4) million and A$(17.8) million for 1997, 1996 and 1995, respectively.

3 - Contributions to Pension Plans

BTR Packaging charges against income and contributions made to pension plans as and when they are paid. Where the pension plans are in surplus no contribution is charged against income. Under US GAAP the net periodic pension cost is charged against income in accordance with US Statement of Financial Accounting Standards No. 87 assuming BTR Packaging first adopted this policy at the beginning of 1995 since it was not feasible to apply the actuarial basis at an earlier period. The amount of the transition obligation is insignificant.

4 - Capitalized start up and commissioning costs

Certain costs relating to the start up of plant and equipment after commissioning are capitalized into the cost of the plant and equipment for Australian GAAP. Under US GAAP such start up costs would be expenses as incurred. An adjustment has been made to depreciation expense of A$(1.5) million, A$1.1 million and A$(0.4) million and to Property, plant and equipment of A$(16.2) million, A$(13.2) million and A$(14.2) million for 1997, 1996 and 1995, respectively.

5 - Other Intangibles and deferred costs

For Australian GAAP certain costs such as research and development have been capitalized and are amortized over the period in which the entity is to receive the benefits. Under US GAAP these costs would be expensed as incurred.

6 - Reorganization provisions

A provision for labor redundancies within the BTR Packaging Group's operations was charged against profit in 1996. In accordance with Australian GAAP, a provision for redundancies can be recognized where positions have been identified as being surplus to requirements, provided the circumstances are such that a quantifiable liability exists.

The requirements of EITF 94-3 were not met in 1996. Therefore the costs would be expensed in 1997.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

7 - Amortization of Intangibles

In accordance with Australian GAAP goodwill should be amortized over the period in which benefits are expected to be generated. This period cannot exceed 20 years. Goodwill is presently being amortized over 20 years. Until 1996 amortization was calculated on a derivation of the inverted sum of the digits method. Since August 1995, amortization has been charged on a straight-line basis over the remaining amortization period. Trade names have not been amortized as management believes that they have an indefinite life.

For US GAAP all intangible assets should be amortized over the periods estimated to benefit from the asset on a straight-line basis. The period of amortization would be determined by reference to pertinent factors, however, the amortization period should not exceed 40 years. For BTR Packaging this period is estimated to be 20 years.

8 - Dividends

For Australian GAAP, dividends declared by BTR Packaging are provided for in the combined financial statements at year end if declaration date was prior to the financial statements being signed. Under US GAAP, such amounts provided are added back to Division equity where declaration has not occurred at balance date.

9 - Income Tax

Under Australian GAAP, deferred tax assets (referred to as future income tax benefits) relating to timing differences are recognized where realization of the benefits through future assessable income is beyond reasonable doubt. In the case of deferred tax assets arising from carried forward tax losses the benefits may only be recognized where realization of the benefits through future assessable income is virtually certain. US GAAP adopts a lower level of probability using a threshold of "more likely than not" for all deferred tax assets.

In accounting for purchase transactions, US GAAP requires that deferred tax assets and liabilities be raised in respect of the difference between the tax basis of assets acquired and liabilities assumed, and their fair values. No such deferred tax adjustments are required under Australian GAAP. The creation of these tax balances under US GAAP will therefore impact the resultant goodwill on acquisition which is amortized over the estimated period of future benefits.

BTR Packaging
NOTES TO AND FORMING PART OF
THE COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

10 - Revaluations

Australian GAAP allows non current assets to be revalued upwards with increments taken to the asset revaluation reserve. Revaluations are not required to be undertaken on a regular basis.

US GAAP does not permit non current assets to be valued at above historical cost. Investments in partnerships has been restated to reflect the historical cost.

11 - Outside equity interests

Outside equity interests are included as part of the Division equity under Australian GAAP. Under US GAAP these amounts are excluded from Division equity.

12 - Capitalized spare parts

For Australian GAAP in 1995 A$5.4 million of spare parts which were allocated a nil value on acquisition were recorded as plant and equipment. For US GAAP these items would have been recognized as part of the fair value adjustment on acquisition. Therefore the income effect has been reversed.

13 - Cash and Cash Equivalents

For Australian GAAP cash flow purposes, cash is defined to be amounts convertible to cash with two business days net of bank overdrafts. Under US GAAP, cash and cash equivalents include cash readily converted to cash within three months while borrowing facilities which are not subject to any term facility are treated as a financing activity. In order to show the "Statement of Cash Flows" under US GAAP, no change would be required to "Net cash provided by operating activities" or "Net cash used in investing activities", however "Net cash used in financing activities" would for 1997 be A$21.8 million, 1996 A$(248.8) million and 1995 A$345.1 million. Cash at the end of the year would be for 1997 A$411.4 million, 1996 A$214.1 million and 1995 A$369.1 million.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

Item 7 (b) Unaudited pro forma financial information.

The following pro forma condensed consolidated balance sheet and pro forma condensed consolidated statement of results of operations give pro forma effect to the following transactions: (i) the acquisition of the worldwide glass and plastics packaging businesses of BTR for a cash purchase price currently estimated to be approximately $3.6 billion; (ii) the initial financing of the acquisition with borrowings under a lending commitment provided by a group of banks which participate in the Company's existing credit agreement; (iii) the probable required divestiture of a portion of the acquired businesses in connection with obtaining certain regulatory approvals of the acquisition; and (iv) the application of the estimated $0.6 billion proceeds from such divestiture as a reduction of the initial amount borrowed.

For purposes of the pro forma condensed consolidated balance sheet, the transactions are assumed to have occurred on December 31, 1997, whereas for purposes of the pro forma condensed consolidated statement of results of operations, the transactions are assumed to have occurred on January 1, 1997.

Approximately two-thirds of the estimated purchase price is denominated in Australian dollars. The estimated purchase price has been calculated based on the exchange rate in effect at December 31, 1997. Changes in such rate could affect the ultimate U.S. dollar price at the time of closing. In addition, the portion of the acquired businesses which is ultimately divested as well as the proceeds received from such divestiture may differ from the assumptions made for pro forma purposes. Also, the cost of financing the acquisition may be higher than that assumed for pro forma purposes depending on actual interest rates and the extent to which the initial amount borrowed is refinanced through the issuance of debt and equity securities.

The acquisition will be accounted for under the purchase method of accounting. The total purchase cost will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based upon their respective fair values. Such allocations will be based upon valuations and studies that have not been finalized. Accordingly, the allocation of the purchase cost included in the accompanying pro forma condensed consolidated balance sheet is preliminary and, among other things, no adjustment has been made to the historical values of property, plant and equipment. The unallocated excess of purchase cost over the historical carrying value of net assets acquired is being amortized over 35 years in the pro forma condensed consolidated statement of results of operations. Such period is an estimate of the average life of the tangible and intangible assets to which the excess purchase cost will be assigned.

The pro forma financial statements do not purport to represent what the Company's financial position or results of operations would have actually been if all of the above transactions had actually occurred on the dates indicated, or to project the Company's financial position or results of operations for any future date or period.

                             Owens-Illinois, Inc.
                Pro Forma Condensed Consolidated Balance Sheet
                               December 31, 1997
                          (Millions of U.S. Dollars)

                                     Acquired         Purchase
                                    Businesses       Accounting      Adjusted
                       Company      Historical     and Financing      Company
                      Historical    Amounts (1)    Adjustments (2)   Pro Forma
Assets                ----------    -----------    ---------------   ---------
Current assets:
  Cash and short
    term investments   $  234.3                                      $   234.3
  Receivables, net        681.6        $  202.3                          883.9
  Inventories             592.4           182.1                          774.5
  Prepaid expenses        140.0                                          140.0
    Total current      --------        --------                      ---------
      assets            1,648.3           384.4                        2,032.7

Investments and other
  assets                  861.2           130.1                          991.3
Prepaid pension           635.3            12.6                          647.9
Excess of purchase cost
  over net assets
  acquired              1,294.9         1,172.7           $  728.6     3,196.2
Property, plant, and
  equipment, net        2,405.4           913.9                        3,319.3
                       --------        --------           --------   ---------
    Total assets       $6,845.1        $2,613.7           $  728.6   $10,187.4
                       ========        ========           ========   =========
Liabilities and
  Share owners' Equity
Current liabilities:
  Short-term loans and
    long-term debt due
    within one year    $  176.9                                      $   176.9
  Accounts payable
    and other
    liabilities           866.9        $  160.2                        1,027.1
    Total current      --------        --------                      ---------
      liabilities       1,043.8           160.2                        1,204.0

Long-term debt          3,146.7                           $3,000.0     6,146.7
Deferred taxes and
  other liabilities     1,066.2           144.7                        1,210.9
Minority share owners'
  interests               246.5            37.4                          283.9
Share owners' equity    1,341.9         2,271.4           (2,271.4)    1,341.9
  Total liabilities    --------        --------           --------   ---------
    and share owners'
    equity             $6,845.1        $2,613.7           $  728.6   $10,187.4
                       ========        ========           ========   =========

   See accompanying Notes to Pro Forma Condensed Consolidated Balance Sheet.

                              NOTES TO PRO FORMA
                     CONDENSED CONSOLIDATED BALANCE SHEET


(1) Acquired Businesses Historical Amounts -- Represents the historical carrying value of the assets and liabilities of the acquired businesses, less the assets and liabilities of the portion of the acquired businesses which the Company considers probable for divestiture. The financial statements of the acquired businesses are reported in Australian dollars. Balances at December 31, 1997, have been translated using the exchange rate at that date of .65 U.S. dollars per Australian dollar. The amount shown in the audited financial statements of the acquired businesses as "Net Assets" at December 31, 1997, can be reconciled to the net assets amount included herein as follows (in millions):

      Net assets per audited combined balance sheet         $AUD  3,323.4
      Effect of U.S. GAAP adjustments                              (290.5)
      Net assets of probable divested portion of
        acquired businesses                                        (439.6)
      Capitalization of cash, debt, intercompany accounts
        and related balances per agreement                          901.1
                                                            -------------
                                                            $AUD  3,494.4
      Currency exchange rate                                        x .65
                                                            -------------
      Net assets included herein                            $USD  2,271.4
                                                            =============

(2) Purchase Accounting and Financing Adjustments -- The estimated purchase price of $3.6 billion has been reduced by the estimated proceeds of $0.6 billion from the probable divestiture. The resulting excess of purchase cost over the historical value of net assets acquired is $1,901.3 million. Such excess will be allocated based upon the fair value of the assets acquired and liabilities assumed, the determination of which has not been completed. Therefore, the amounts reflected are preliminary estimates and subject to further refinements.

                            Owens-Illinois, Inc.
      Pro Forma Condensed Consolidated Statement of Results of Operations
                         Year Ended December 31, 1997
             (Millions of U.S. Dollars, except per share amounts)

                                      Acquired
                                     Businesses       Purchase
                                     Historical      Accounting      Adjusted
                       Company       Results of     and Financing     Company
                      Historical   Operations (1)  Adjustments (2)   Pro Forma
Revenues:             ----------   --------------  ---------------   ---------
  Net sales            $4,658.5          $1,217.2                     $5,875.7
  Other                   169.9              34.6                        204.5
                       --------          --------                     --------
                        4,828.4           1,251.8                      6,080.2
Costs and expenses:
  Manufacturing,
    shipping, and
    delivery            3,666.4             876.6                      4,543.0
  Research, engineering,
    selling, and
    administrative        291.6              64.0                        355.6
  Interest                302.7                           $ 183.3        486.0
  Other                   115.4             143.3           (43.7)       215.0
                       --------          --------         -------     --------
                        4,376.1           1,083.9           139.6      5,599.6
                       --------          --------         -------     --------
Earnings before
  income taxes,
  minority share owners'
  interests and
  extraordinary items     452.3             167.9          (139.6)       480.6

Provision for income
  taxes                   148.5              82.3           (70.1)       160.7
Minority share owners'
  interests                31.4              (7.0)                        24.4
                       --------          --------         -------     --------
Earnings before
  extraordinary items  $  272.4          $   92.6         $ (69.5)    $  295.5
                       ========          ========         =======     ========
Earnings per share
  before extraordinary
  items:
    Basic                 $2.03                                          $2.20
                          =====                                          =====
    Diluted               $2.01                                          $2.18
                          =====                                          =====
Weighted average shares:
  (in thousands)
    Basic               133,597                                        133,597
                        =======                                        =======
    Diluted             135,676                                        135,676
                        =======                                        =======
                            See accompanying Notes to Pro Forma
                Condensed Consolidated Statement of Results of Operations.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENT OF RESULTS OF OPERATIONS

(1) Acquired Businesses Historical Results of Operations -- Reflects the historical results of operations of the acquired businesses, less the results of the portion of the acquired businesses which the Company considers probable for divestiture. The Australian dollar amounts have been translated using an average exchange rate for 1997 of .74 U.S. dollars per Australian dollar.
The amount shown in the audited financial statements of the acquired businesses as "Operating profit after income tax attributable to owners of the economic entity" for the year ended December 31, 1997, can be reconciled to the similar amount included herein as follows (in millions):

      Operating profit after income tax attributable to
        owners of the economic entity per audited combined
        combined profit and loss statement                  $AUD  125.6
      Effect of U.S. GAAP adjustments                             (13.2)
      Amount related to probable divested
        portion of acquired businesses                            (36.3)
      Elimination of interest income and expense
        and other charges per agreement                            49.0
                                                            ------------
                                                            $AUD  125.1
      Currency exchange rate                                      x .74
                                                            ------------
      Earnings before extraordinary items included herein   $USD   92.6
                                                            ============


(2) Purchase Accounting and Financing Adjustments -- Includes the following increases (decreases) in earnings (in millions of U.S. dollars):

                                                               Year ended
                                                            December 31, 1997
                                                            -----------------
      Incremental interest cost assuming the acquisition and
        the probable divestiture occurred on January 1, 1997     $(183.3)

      Amortization of the aggregate excess of purchase cost
        over tangible net assets acquired over 35 years            (54.3)
      Goodwill amortization included in historical accounts         98.0
                                                                 -------
        Net amortization adjustment                                 43.7
                                                                 -------
      Effect on earnings before income taxes                      (139.6)

      Tax benefit related to the incremental interest
        cost, at incremental U.S. statutory rates                   70.1
                                                                 -------
      Effect on net earnings before extraordinary items          $ (69.5)
                                                                 =======

Financing for the acquisition has been assumed to be provided by borrowings under a lending commitment, made by a group of banks which participate in the Company's existing credit agreement, at the same rates which have historically applied to the Company's credit agreement. The average rate for 1997 was 6.11%. In the event actual interest rates are higher or a portion of the acquisition is financed or refinanced with borrowings from other domestic or foreign sources, the incremental interest cost may be higher than that shown in the pro forma condensed consolidated statement of results of operations.

                                EXHIBIT INDEX

Exhibit
Number                             Exhibit

 2.1 Share Disposition Agreement among BTR plc, Owens-Illinois, Inc. and the Other Parties Named Herein dated as of 1 March 1998

23.1      Consent of Ernst & Young, Melbourne, Australia